UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2009
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CIRCUIT CITY STORES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-5767 (Commission File Number)	54-0493875 (I.R.S. Employer Identification No.)

9950 Mayland Drive Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 486-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 20, 2009, the United States Bankruptcy Court for the Eastern District of Virginia, which has jurisdiction over the reorganization proceedings under Chapter 11 of the United States Bankruptcy Code for Circuit City Stores, Inc. (the "Company") and each of its wholly-owned United States and Puerto Rican subsidiaries, entered on its docket an order granting approval of the sale of the Company's Canadian operations to Bell Canada pursuant to the agreement previously announced by the Company on March 2, 2009.  InterTAN Canada Ltd. (“InterTAN”), a subsidiary of Circuit City, controls these operations and operates more than 750 The Source stores across Canada. The sale was approved by the Ontario Superior Court of Justice on March 10, 2009.

The acquisition remains subject to customary closing procedures.

Circuit City acquired InterTAN in May 2004. InterTAN is the subject of a court-monitored sales process following the Company’s entry into creditor protection in Canada in November 2008. The sale is being managed by Rothschild and is expected to close in the third calendar quarter of 2009.

Forward Looking Statements
Statements made in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the Company's expectations concerning the bankruptcy process. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, developments in the bankruptcy proceedings, the results of the liquidation sales and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT CITY STORES, INC.
(Registrant)

Date: March 26, 2009	By: /s/Michelle O. Mosier
Michelle O. Mosier
Vice President and Controller